Exhibit 23, Form 10
Kansas City Life Insurance Company

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Kansas City Life Insurance Company:

We consent to the use of our reports dated February 28, 2007, with respect to the consolidated balance sheets of Kansas City Life Insurance Company and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, included herein. Our report dated February 28, 2007 on the consolidated financial statements also contains an explanatory paragraph that states that the Company adopted Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans, effective December 31, 2006.

/s/KPMG LLP

KPMG LLP

Kansas City, MO

March 5, 2007